Exhibit 10.2

AMENDMENT TO TAX ASSET PROTECTION RIGHTS AGREEMENT

This AMENDMENT TO TAX ASSET PROTECTION RIGHTS AGREEMENT (this “Amendment”) is entered into and effective as of November 8, 2018 (the “Effective Date”), between CAMBIUM LEARNING GROUP, INC., a Delaware corporation (the “Company”), and EQUINITI TRUST COMPANY, a limited trust company organized under the laws of the State of New York and successor of interest of Wells Fargo Bank, National Association, as Rights Agent (the “Rights Agent”), amending that certain Tax Asset Protection Rights Agreement (the “Rights Agreement”), dated as of September 21, 2016, between the Company and the Rights Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Rights Agreement.

RECITALS

WHEREAS, Section 26 of the Rights Agreement provides that at any time prior to the Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, amend any provision of the Rights Agreement in any manner which the Company may deem necessary or desirable (including the date on which the Distribution Date or Expiration Date shall occur) without the approval of any Rights holder. Section 26 also provides that all amendments shall be in writing and must be authorized by the Board;

WHEREAS, on October 12, 2018, the Company entered into that certain Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), with Campus Holding Corp., a Delaware corporation (“Parent”), and Campus Merger Sub Inc., a Delaware corporation (“Merger Sub” and together with Parent, the “Purchaser Entities”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, prior to entering into the Merger Agreement, Parent provided a written letter to the Company in accordance with the terms of Section 34 of the Rights Agreement stating that the effect of the Merger and the other transactions contemplated by the Merger Agreement would, if consummated, result in Parent becoming an Acquiring Person and requesting that the Board determine that each of the Purchaser Entities be deemed an Exempt Person under the Rights Agreement;

WHEREAS, prior to entering into the Merger Agreement, the Board deemed it to be advisable and in the best interests of the Company and its stockholders to determine that each of the Purchaser Entities is an “Exempt Person” subject to the condition that the Purchaser Entities’ acquisition of Common Shares is pursuant to the Merger Agreement;

WHEREAS, prior to entering into the Merger Agreement, the Board, in connection with approving the Merger, also affirmatively determined that each of the Purchaser Entities is an “Exempt Person” under the terms of the Rights Agreement, subject to the condition that the Purchaser Entities’ acquisition of Common Shares is pursuant to the Merger Agreement. The Board further resolved authorized officers of the Company to take such further actions necessary such that neither the execution and delivery of the Merger Agreement, nor the consummation of the Merger and the other transactions contemplated therein, will cause (a) the grant of any new rights under the Rights Agreement or (b) any rights previously granted under the Rights Agreement to become exercisable;

WHEREAS, Section 5.7 of the Merger Agreement requires the Company and the Board, as the case may be, to amend the Rights Agreement to (a) render it inapplicable to the Merger Agreement and the Merger and (b) provide that it shall have terminated immediately prior to the time when the Merger becomes effective under the Merger Agreement; and

WHEREAS, pursuant to the terms of the Rights Agreement, the Rights Agreement may expire on the Expiration Date, which is the earliest of the Final Expiration Date, which is September 21, 2019, or such earlier date as of which the Board determines that the Rights Agreement is no longer necessary for the preservation of Tax Benefits.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. Amendment. The Rights Agreement is hereby amended as follows:

(a) A definition of “Merger Agreement” is hereby added to Section 1 as follows:

“‘Merger Agreement’ shall mean that certain Agreement and Plan of Merger, dated as of October 12, 2018, and as may be amended from time to time, among the Company, Campus Holding Corp., a Delaware corporation, and Campus Merger Sub Inc., a Delaware corporation.”

(b) The definition of “Final Expiration Date” is hereby deleted in its entirety and replaced with the following:

“‘Final Expiration Date’ shall mean the moment in time that is immediately prior to the Effective Time (as defined in the Merger Agreement).”

SECTION 2. Miscellaneous.

(a) Except as expressly provided herein, all of the terms, conditions and other provisions of the Rights Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect in accordance with their respective terms. Any reference to the Rights Agreement in any instrument or document shall be deemed a reference to the Rights Agreement as amended hereby. In the event of any conflict or inconsistency between the provisions of the Rights Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

(b) This Amendment, together with the Rights Agreement, constitute the entire agreement among the parties hereto and thereto and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and thereof.

(c) This Amendment shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State.

(d) This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature. This Amendment shall be effective as of the Close of Business on the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CAMBIUM LEARNING GROUP, INC.

By:	/s/ Barbara Benson
Name: Barbara Benson
Title: Chief Financial Officer

[Signature Page to Amendment to Tax Asset Protection Rights Agreement]

EQUINITI TRUST COMPANY

By:	/s/ Dawn R. Coleman
Name: Dawn R. Coleman
Title: Vice President

[Signature Page to Amendment to Tax Asset Protection Rights Agreement]